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                                                                   EXHIBIT 10.C1

         AMENDMENT TO AMENDED AND RESTATED EXECUTIVE SEVERANCE AGREEMENT
               AS APPROVED BY THE BOARD OF DIRECTORS OF VIAD CORP
                                ON MARCH 25, 2003


The Amended and Restated Executive Severance Agreement effective as of March 15, 2001, between Viad Corp and the Chairman, President and Chief Executive Officer, is hereby amended, effective as of March 25, 2003, as follows:

1.    Section 2(a) is amended by changing the word "emended" to "amended."

2. Section 4(a) is amended by deleting it in its entirety and replacing it with the following:

            (a) Lump Sum Cash Payment. On or before the Executive's last day of employment with the Corporation, the Corporation will pay to the Executive as compensation for services rendered to the Corporation a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to three times the sum of (i) his highest annual salary fixed during the period he was an employee of the Corporation, plus (ii) the greater of (A) the largest amount awarded to him in a year as a cash bonus (whether or not deferred and regardless of deferral election) under the Corporation's Management Incentive Plan during the preceding four years, or (B) the target bonus under the Corporation's Management Incentive Plan for the fiscal year in which the Change of Control occurs, plus (iii) the greater of (C) the largest amount awarded to Executive in a year as cash bonus (whether or not deferred and regardless of deferral election) under the Corporation's Performance Unit Incentive Plan during the preceding four years, or (D) the aggregate value of shares when earned during a performance period under any performance-related Restricted Stock award during the preceding four years, or (E) the aggregate value at the time of grant of the target shares awarded under the Corporation's performance-related Restricted Stock programs for the fiscal year in which the Change of Control occurs.

3. Section 4(c) is amended to correct a typographical error by replacing the "or" with an "of" at the end of the first sentence before the phrase "such option or right."

4. Section 4(d)(i)(y) is amended by deleting "is" in the phrase "his final average compensation is as determined under the Plans."

5. Sections 4(e)(ii)(A), (B), (C) and (D) are amended by capitalizing the first letter in the first word of each of these subsections.


                                          /s/ Suzanne Pearl
                                          --------------------------------------
                                          By:    Suzanne Pearl
                                          Title: Vice President, Human Resources